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                      INCENTIVE MANAGEMENT AGREEMENT


    THIS INCENTIVE MANAGEMENT AGREEMENT (the "Agreement") is made as of the ______day of___________, 1997, by and between THOMAS A. DONNELLY
("Executive") and AFFINITY GROUP HOLDING, INC., a Delaware corporation
("AGH").

                            R E C I T A L S

    WHEREAS, pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February 25, 1997, Affinity Group, Inc., a Delaware corporation and a subsidiary of AGH ("AGI"), is purchasing all of the issued and outstanding shares of capital stock of Camping World, Inc., a Kentucky corporation (the "Company") (AGH, AGI, the Company and any affiliated entity to which the assets and liabilities of the Company are subsequently transferred are hereinafter referred to individually as a "Company Party" and collectively as the "Company Parties"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Stock Purchase Agreement; and

    WHEREAS, AGH desires to provide incentives to the Executive for the achievement of certain operating goals of the Company Parties as set forth herein; and

    WHEREAS, the execution by the Executive of this Agreement is a condition precedent to the obligations of AGI to consummate the transactions contemplated under the Stock Purchase Agreement; and

    WHEREAS, benefits will accrue to the Executive under this Agreement as well as by reason of the closing of the transactions contemplated under the Stock Purchase Agreement and the Executive is desirous that such transactions be consummated;

    NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. OPERATING GOALS. Executive will use his best efforts to assist the Company Parties and all affiliates thereof in achieving their operating performance objectives, as adopted from time to time during the term of this Agreement. In order to so assist the Company Parties and their affiliates, Executive will faithfully perform to the best of his ability the responsibilities under his job description as it shall exist from time to time. Executive's services hereunder also will include consultation with and providing advice to the Company Parties and their affiliates during the term of this Agreement upon reasonable request by a representative of a Company Party.

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    2.   INCENTIVE COMPENSATION. As an incentive for Executive's services described in Section 1 hereof, during the period of five (5) years following the date of this Agreement, AGH shall pay to the Executive the following amounts:

         (a) $440,000 on each of the first four anniversaries of the date of this Agreement; and

         (b)  $4,840,000 on the fifth anniversary of the date of this Agreement.

    3. OFFSET RIGHTS. Any payments due hereunder shall be subject to setoff for claims of AGI for breaches by the Sellers of their covenants, representations or warranties contained in the Stock Purchase Agreement pursuant to the terms thereof. In the event of any claim by AGI for indemnity under the terms of the Stock Purchase Agreement, payments due under this Agreement shall be reduced by the amount of such claim (as finally determined by litigation or otherwise), effective as of the date on which such claim was made.

    4. DEFAULT. In the event that AGH should default in the payment of any incentive compensation hereunder, then any amount not paid when due shall bear interest from the date of default at the per annum of 10% in excess of the rate identified from time to time in the WALL STREET JOURNAL as the prime rate of interest, but not to exceed the highest maximum rate allowable under applicable law.

    5.   MISCELLANEOUS.

         (a) The invalidity or unenforceability of any provision of this Agreement or the application thereof to any person or circumstance shall not affect or impair the validity or enforceability of any other provision or the application of the first provision to any other person or circumstance. Any provision of this Agreement that might otherwise be invalid or unenforceable because of contravention of any applicable law, statute or governmental regulation shall be deemed to be amended to the extent necessary to remove the cause of such invalidation or unenforceability and such provision as so amended shall remain in full force and effect as a part hereof.

         (b) This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of laws rules.

         (c) This Agreement may not be assigned by any party without the prior written consent of the other parties. This Agreement and the rights and the obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         (d) AGH acknowledges that the benefits to be derived from Executive's services will be realized during the periods set forth in Section 2 hereof notwithstanding


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    the death, disability or incapacity of the Executive or the termination of Executive's employment with the Company, and therefore, the obligation of AGH to make payments hereunder shall continue regardless of the death, disability or incapacity of the Executive or the termination of Executive's employment with the Company. In such event, any payments due hereunder shall be made to the Executive's legal representative.

         (e) This Agreement, together with the Stock Purchase Agreement and the agreements, documents and instruments delivered in connection therewith, embodies the entire agreement of the parties hereto relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon any party hereto unless made in writing and signed by such party.

         (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                             AFFINITY GROUP HOLDING, INC.



                             By: /s/ Mark J. Zeggert
                                --------------------------------

                             Title:  Vice President
                                   -----------------------------


                              /s/ Thomas A. Donnelly
                             ---------------------------------------------
                             THOMAS A. DONNELLY


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